UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 28, 2023
___________
VIPER ENERGY PARTNERS LP
(Exact Name of Registrant as Specified in Charter)

DE		001-36505	46-5001985
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas Ave.
Suite 100
Midland,	TX		79701
(Address of principal executive offices)			(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On March 28, 2023, Laurie H. Argo was appointed to the Board of Directors (the “Board”) of Viper Energy Partners GP LLC (the “General Partner”), the general partner of Viper Energy Partners LP (the “Partnership”), to fill the vacancy on the Board created by the previously reported retirement of Rosalind Redfern Grover in December 2022. Ms. Argo will serve as an independent director. Following the appointment of Ms. Argo to the Board, the size of the Board will continue to be set at seven (7) directors.

Ms. Argo brings diversity, executive leadership and robust experience in the finance and oil and gas industry to the Board, as well as experience managing downstream and business development segments. Since March 2022, Ms. Argo has also served on the board of directors of Solaris Oilfield Infrastructure, Inc. and is a member of the Audit Committee. From May 2019 through August 2022, Ms. Argo served on the board of the general partner of Rattler Midstream, LP. From August 2018 through June 2021, Ms. Argo served as a director on the board of EVRAZ plc, a multinational, vertically integrated steel making and mining company and was a member of the Audit, Remuneration and Stakeholder Engagement Committees. Since October 2017, Ms. Argo has performed consulting services for clients within the energy industry. From January 2015 until September 2017, Ms. Argo served as Senior Vice President of Enterprise Products Holdings LLC, the general partner of Enterprise Products Partners L.P., a midstream natural gas and crude oil pipeline company. From October 2014 to February 2015, Ms. Argo was President and Chief Executive Officer of OTLP GP, LLC, the general partner of Oiltanking Partners, L.P. and an affiliate of Enterprise Products Partners L.P. From January 2014 to January 2015, Ms. Argo was Vice President, NGL Fractionation, Storage and Unregulated Pipelines of Enterprise Products Partners L.P. From 2005 to January 2014, Ms. Argo held various positions in the NGL and Natural Gas Processing businesses for Enterprise Products Partners L.P., where her responsibilities included the commercial and financial management of four joint venture companies. Ms. Argo earned an MBA from National University in La Jolla, California and graduated from St. Edward’s University in Austin, Texas with a degree in Accounting. Ms. Argo has over 25 years of experience in the energy industry and continues to maintain various memberships including the National Association of Corporate Directors (NACD).

Ms. Argo will be entitled to receive the cash compensation and equity awards given to other non-employee directors for services on the Board, as disclosed in the Partnership’s Annual Report on Form 10-K, filed by the Partnership with the Securities and Exchange Commission on February 23, 2023, except that Ms. Argo’s 2023 cash compensation will be prorated for the term of her service.

The General Partner and the Partnership agreed to enter into an indemnification agreement with Ms. Argo, in a form consistent with the indemnification agreements entered into with the Partnership’s other non-employee directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY PARTNERS LP

		By:	Viper Energy Partners GP LLC, its general partner
Date:	March 30, 2023

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary